UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	September 10, 2014
(Date of earliest event reported)	September 4, 2014

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	(d)	Entry into a Material Definitive Agreement

The information related to the $700,000,000 unsecured commercial paper program described under Item 2.03 below is hereby incorporated by reference under this Item 1.01.

Item 2.03		Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

We commenced a commercial paper program (the “Program”) on September 4, 2014.  Under the Program, we may issue from time to time unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $700,000,000 in one or more private placements exempt from the registration requirements of the Securities Act of 1933, as amended. The proceeds of the issuance of the Notes will be used for general corporate purposes. Amounts available under the Program may be reborrowed. Our revolving credit agreement, which expires on January 31, 2019, is available to repay the Notes, if necessary.

The Program serves as an alternative source of funding but not as an increase to our overall debt. Two or more dealers will act as dealers under the Program (each a “Dealer”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between us and each Dealer (each, a “Dealer Agreement”). A national bank will act as Issuing and Paying Agent under the Program.

Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions and is substantially the same in all material respects. The maturities of the Notes will vary but may not exceed 270 days from the date of issue. The Notes will be sold at a negotiated discount from par or will bear interest at a negotiated rate.

A form of Dealer Agreement is attached to this report as Exhibit 10.1, and is incorporated herein by reference as though it were fully set forth herein. The description above is a summary of the Program and is qualified in its entirety by the complete text of the Program itself as set forth in the form of Dealer Agreement.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

10.1		Form of Commercial Paper Dealer Agreement.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	September 10, 2014	By:	/s/ Curtis L. Dinan
Curtis L. Dinan Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number		Description

10.1	(d)	Form of Commercial Paper Dealer Agreement.

4